UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 22, 2024 (November 20, 2024)

Backblaze, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California	94401
(Address of Principal Executive Offices)	(Zip Code)

(650) 352-3738

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2024, Backblaze, Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. and Needham & Company, LLC acting as joint book-running managers and representatives of the several listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”), relating to the sale and issuance of an aggregate of 6,250,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”). The offering price to the public of the Shares is $5.60 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $5.222 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 937,500 shares of Common Stock at a price to the public of $5.60 per share.

The Company estimates that the gross proceeds from the offering, before deducting the underwriting discounts and commissions and other offering expenses, will be approximately $35.0 million or approximately $40.2 million if the Underwriters’ option to purchase additional shares is exercised in full.

The Shares were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333- 279033), and the offering closed on November 22, 2024.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion, including the related consent, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the Shares in the offering is filed as Exhibit 5.1 hereto.

Item 8.01	Other Events.

A copy of the press release announcing the public offering and a copy of the press release announcing the pricing of the public offering are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 20 2024, among Backblaze, Inc., Oppenheimer & Co. Inc. and Needham & Company, LLC, as representatives of the underwriters named therein

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press release issued by Backblaze, Inc. dated November 20, 2024

99.2	Press release issued by Backblaze, Inc. dated November 21, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024	Backblaze, Inc.

	By:	/s/ Marc Suidan
Marc Sudain, Chief Financial Officer